Exhibit (99)



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 11-K


      [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

            For the fiscal year ended December 31, 1995

                                OR

      [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

      For the transition period from _______________ to _______________
      Commission file number ___________________





                   EMPLOYEE STOCK PURCHASE PLAN
                        (Title of the Plan)




                   PORTLAND GENERAL CORPORATION

  (Name of the Issuer of the Securities and Employer Sponsoring the Plan)





                       121 SW Salmon Street
                         Portland OR 97204

            (Address of its Principal Executive Office)

                   EMPLOYEE STOCK PURCHASE PLAN OF
                    PORTLAND GENERAL CORPORATION


                  STATEMENTS OF FINANCIAL CONDITION

 At December 31                                       1995       1994

 Receivable from Portland General                   $13,579    $11,852

 Participants' Equity                               $13,579    $11,852




        STATEMENTS OF INCOME AND CHANGES IN PARTICIPANTS' EQUITY

 For the Years Ended December 31           1995       1994       1993

 Dividend Income                         $  4,752   $  5,981   $  5,243

 Contributions from (Note 2):

      Participants                        242,261    231,575    229,940
      Portland General and Affiliates      33,503     26,154     25,659
                                          275,764    257,729    255,599
 Distributions to Participants:

      Cost of 12,067, 14,582, and
      12,628 shares, respectively, of
      common stock of Portland General
      issued to participants under the
      terms of the Plan (including
      $699, $475 and $2,326,
      respectively, in cash)             (278,789)  (262,304)  (257,904)

 Change in Participants' Equity for
 the Year                                   1,727      1,406      2,938

 Participants' Equity, at beginning
 of year                                   11,852     10,446      7,508

 Participants' Equity, at end of year    $ 13,579   $ 11,852   $ 10,446



      The accompanying notes are an integral part of these statements.

                     EMPLOYEE STOCK PURCHASE PLAN OF
                      PORTLAND GENERAL CORPORATION


                      NOTES TO FINANCIAL STATEMENTS

 NOTE 1.

  Portland General Corporation (Portland General) Employee Stock Purchase Plan
 (Plan)  was  established  to  enable  employees  of  Portland General and its affiliates to acquire an ownership interest in Portland General through purchase of its common stock. Portland General acts as custodian for each participant and pays all Plan expenses. Portland General affiliates in turn reimburse Portland General for costs incurred on behalf of their employees. The Plan is not subject to income taxes. The Plan may be altered, amended, or discontinued at any time by Portland General; however, each participant has the rights of an owner of record in shares held by Portland General for the participant's account.

  Participants' contributions are made through payroll deductions within certain limitations. The price of the common stock to a participant is 90% of a five-day average market price which is determined by dividing the sum of the closing prices of Portland General stock on the New York Stock Exchange on the last five business days ending on or before the 15th day of the month of the allocation, by five. Shares of common stock are purchased directly from Portland General. The amount of Portland General contributions and dividends received by the Plan are reported to participants on a current basis for income tax purposes.


 NOTE 2.

                             PGE           PGC         CWL       TOTAL

  1995 CONTRIBUTIONS
  Employer                $ 33,503     $      -     $     -       $ 33,503
  Participants             242,261            -           -        242,261

     Total                $275,764     $      -     $     -       $275,764

  1994 CONTRIBUTIONS
  Employer                $ 26,127     $       -    $     27      $ 26,154
  Participants             231,345             -         230       231,575

     Total                $257,472     $       -    $    257      $257,729


  1993 CONTRIBUTIONS
  Employer                $ 25,587     $     44     $     28      $ 25,659
  Participants             229,295          405          240       229,940

     Total                $254,882     $    449     $    268      $255,599

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


 To Portland General Corporation:

  We have audited the accompanying statements of financial condition of the Employee Stock Purchase Plan (Plan) of Portland General Corporation as of December 31, 1995 and 1994, and the related statements of income and changes in participants' equity for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Employee Stock Purchase Plan of Portland General Corporation as of December 31, 1995 and 1994, and the income and changes in participants' equity for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                                           ARTHUR ANDERSEN LLP

 Portland, Oregon,
 January 24, 1996



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


 As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K, into Portland General Corporation's previously filed Registration Statement No. 33-27462 on Form S-8, Registration Statement No. 33-40943 on Form S-8, Registration Statement
No. 33-49811 on Form S-8, Registration Statement No. 33-55321 on Form S-3 and Registration Statement No. 33-61313 on Form S-8.


                                                   ARTHUR ANDERSEN LLP

 Portland, Oregon,
 January 24, 1996